UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2019

AVON PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Building 6, Chiswick Park
London W4 5HR
United Kingdom
(Address of Principal Executive Offices) (Zip Code)

+44-1604-232425
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.25 per share	AVP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On May 22, 2019, Avon Products, Inc. (the “Company”), Natura Cosméticos S.A., a Brazilian corporation (sociedade anônima) (“Parent”), Natura &Co Holding S.A., a Brazilian corporation (sociedade anônima) (“HoldCo”), Nectarine Merger Sub I, Inc., a Delaware corporation and a wholly owned direct subsidiary of HoldCo (“Merger Sub I”), and Nectarine Merger Sub II, Inc., a Delaware corporation and a wholly owned direct subsidiary of Merger Sub I (“Merger Sub II”) entered into the Agreement and Plan of Mergers (the “Merger Agreement”), as was amended by Amendment Number One, dated as of October 3, 2019, by and among the Company, Parent, HoldCo, Merger Sub I and Merger Sub II, and Amendment Number Two, dated as of November 5, 2019, by and among the Company, Parent, HoldCo, Merger Sub I and Merger Sub II.  Pursuant to the terms of the Merger Agreement, (i) HoldCo will, after the completion of certain restructuring steps contemplated thereby, hold all issued and outstanding shares of Parent, (ii) Merger Sub II will merge with and into the Company, with the Company surviving the merger and (iii) Merger Sub I will merge with and into HoldCo, with HoldCo surviving the merger and as a result of which each of the Company and Parent will become a wholly owned direct subsidiary of HoldCo (collectively, the “Transactions”).

Since the May 22, 2019 announcement of the Merger Agreement, two putative class action complaints and three individual complaints have been filed against the Company and members of the board of directors of the Company (the “Board”).  The five complaints are captioned as follows:  Michael Kent, individually and on behalf of all others similarly situated, v. Avon Products, Inc., et al., Case No. 1:19-cv-01959 (filed on October 15, 2019 in the United States District Court for the District of Delaware, the “Kent Action”), Janet Russell v. Avon Products, Inc., et al., Case No. 1:19-cv-09544 (filed on October 16, 2019 in the United States District Court for the Southern District of New York, the “Russell Action”), Joel Rosenfeld IRA v. Avon Products, Inc., Case No. 1:19-cv-09556 (filed on October 16, 2019 in the United States District Court for the Southern District of New York, the “Rosenfeld Action”), Paul Berger, on behalf of himself and all others similarly situated, v. Jan Zijderveld et al., Case No. 522658/2019 (filed on October 16, 2019 in the Supreme Court of the State of New York Kings County, the “Berger Action”), Adriane Reeder v. Avon Products, Inc., et al., Case No. 1:19-cv-05964 (filed on October 23, 2019 in the United States District Court for the Eastern District of New York, the “Reeder Action”, collectively with the Kent Action, the Russell Action, the Rosenfeld Action and the Berger Action, the “Merger Litigation”).

Each of the Kent Action, the Russell Action, the Rosenfeld Action and the Reeder Action alleges that (i) the Company’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission on October 4, 2019 (the “Proxy Statement”) omits material information with respect to the Transactions, rendering it false and misleading and, as a result, that the Company and the members of the Board violated Section 14(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder, and (ii) the members of the Board, as alleged control persons of the Company, violated Section 20(a) of the Exchange Act in connection with the filing of the allegedly materially deficient Proxy Statement. The Berger Action alleges that the members of the Board breached their fiduciary duties by (i) failing to disclose all material facts in the Proxy Statement and (ii) structuring the Transactions to serve the interests of certain shareholders at the expense of other shareholders.  The Merger Litigation seeks various remedies, including, among other things, injunctive relief to prevent the consummation of the Transactions unless certain allegedly material information is disclosed, an order directing the Board to disseminate a proxy statement that does not contain any allegedly untrue statements of material fact and that states all allegedly material facts required or necessary to make the statements contained therein not misleading, an order rescinding the consummation of the Transactions or an award of rescissory damages (in the event the Transactions are consummated), a declaration that the defendants violated Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder, an order directing defendants to account for all damages sustained, and an award of damages and an award of attorneys’ and experts’ fees and expenses.

The Company believes that the claims asserted in the Merger Litigation are without merit and no supplemental disclosure is required under applicable law.  However, in order to avoid the risk of the Merger Litigation delaying or adversely affecting the Transactions and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K.  Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, the Company specifically denies all allegations in the Merger Litigation that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to the Company’s shareholders in connection with the Transactions or the timing of the special meeting of shareholders of Avon scheduled for November 13, 2019, at 10 a.m. New York Time, at 1 Avon Place, Suffern, NY 10901 (the “Avon Special Meeting”).  The Board continues to recommend that shareholders of Avon vote “FOR” the proposal to adopt the Merger Agreement, as well as “FOR” the other proposals to be considered at the Avon Special Meeting.

Supplemental Disclosures to the Proxy Statement in Connection with the Merger Litigation

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety.  To the extent that the following information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the following information in this Current Report on Form 8-K shall supersede or supplement the information in the Proxy Statement.  All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The disclosure in the section entitled “The Transaction” under the heading “Overview”, beginning on page 119 of the Proxy Statement, is hereby amended by adding the following text to the end of the subheading “Merger Consideration”:

The holder of Avon Preferred Shares has the right, pursuant to Avon’s certificate of incorporation, to convert any or all of such Avon Preferred Shares, in whole or in part, into Avon Common Shares. If the holder of the Avon Preferred Shares exercises such right prior to the Closing Date, such holder will receive, if it elects to convert all 435,000 Avon Preferred Shares, (i) 87,051,524 Avon Common Shares (subject to certain anti-dilution adjustments set forth in Avon’s certificate of incorporation), each of which such Avon Common Shares would be converted, upon the completion of the Transaction, into the ultimate right to receive, at the election of such holder, (x) 0.300 validly issued and allotted, fully paid-up Natura &Co Holding ADSs against the deposit of two Natura &Co Holding Shares, subject to adjustment in accordance with the terms of the Merger Agreement, and any cash in lieu of fractional Natura &Co Holding ADSs or (y) 0.600 validly issued and allotted, fully paid-up Natura &Co Holding Shares, subject to adjustment in accordance with the terms of the Merger Agreement, and any cash in lieu of fractional Natura &Co Holding Shares, (ii) an amount in cash equal to the amount of accrued and unpaid dividends (which Avon may at its option satisfy through the issuance of shares of Avon’s non-voting, non-convertible Series D Preferred Stock such that the sum of the liquidation preference of such shares, in the aggregate, equals cash that would be payable in respect of accrued and unpaid dividends) and (iii) cash in lieu of any fractional Avon Common Shares. As of the Record Date, the amount of accrued and unpaid dividends with respect to the Avon Preferred Shares was $195.42 per Avon Preferred Share.  If the holder of the Avon Preferred Shares exercises the conversion right described above, the number of Natura &Co Holding ADSs and/or Natura &Co Holding Shares to be issued as a result of the Transaction will be increased to provide for a sufficient number of such ADSs and/or shares as consideration for the Avon Common Shares issued to such holder in the conversion of the Avon Preferred Shares, and the issuance of additional Natura &Co Holding ADSs and/or Natura &Co Holding Shares to the former holder of the Avon Preferred Shares would dilute the anticipated percentage equity ownership of the former holders of Avon Common Shares and the former Natura Cosméticos shareholders in Natura &Co Holding immediately following completion of the Transaction.

The disclosure in the section entitled “The Transaction” under the heading “Background to the Transaction”, beginning on page 123 of the Proxy Statement, is hereby amended by:

Amending and restating the seventh full paragraph on page 124, under the heading “Background to the Transaction,” as follows (with new text in underline):

Also on August 29, 2018, Avon executed a confidentiality agreement with Company A, which contained customary standstill provisions that automatically terminated upon the entry by Avon into a definitive acquisition agreement with a third party to effect a business combination, and thereafter directed Avon’s tax advisors to provide the limited tax information requested by Company A.

The disclosure in the section entitled “The Transaction” under the heading “Opinion of Avon’s Financial Advisor”, beginning on page 148 of the Proxy Statement, is hereby amended by:

Amending and restating the third full paragraph on page 150, under the heading “Illustrative Present Value of Future Share Price Analysis—Avon Stand-Alone,” as follows (with new text in underline and omitted text in strikethrough):

Goldman Sachs first calculated the implied values per Avon Common Share on a stand-alone basis, as of December 31 for each of the calendar years 2019 and 2020, by applying a range of enterprise value to next twelve months (“NTM”) EBITDA (which is referred to as NTM EV/EBITDA) multiples of 7.0x to 8.0x to NTM EBITDA estimates for Avon, based on the prospective Avon financial information.  These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical NTM EV/EBITDA multiples for Avon Common Shares during the ten-year period ended May 21, 2019. To derive ranges of illustrative implied equity values for Avon, Goldman Sachs then subtracted from the range of illustrative implied enterprise values it derived for Avon (i) the liquidation ~~value of~~values of U.S.$526 million and U.S.$553 million for the Avon Preferred Shares for December 31, 2019 and December 31, 2020, respectively, (ii) pension deficit of ~~Avon,~~U.S.$32 million for Avon for each of December 31, 2019 and December 31, 2020, (iii) non-controlling interest of ~~Avon~~U.S.$7 million for Avon for each of December 31, 2019 and December 31, 2020 and (iv) net debt of ~~Avon~~U.S.$1,107 million and U.S.$1,003 million for Avon for December 31, 2019 and December 31, 2020, respectively (which amount included the net cash proceeds of U.S.$24 million expected by Avon’s management from the divestment of Avon’s stake in New Avon), in each case, ~~for Avon as of December 31 for each of the calendar years 2019 and 2020,~~ based on data provided by Avon’s management. Goldman Sachs then divided the range of illustrative implied equity values it derived by 458 million, the number of fully diluted Avon Common Shares estimated to be outstanding as of December 31 for each of the calendar years 2019 and 2020, based on data provided by Avon’s management. Goldman Sachs then discounted the December 31, 2019 and December 31, 2020 implied values per Avon Common Share to present value as of May 21, 2019 using an illustrative discount rate of 10.0%, reflecting an estimate of Avon’s cost of equity. Goldman Sachs derived such illustrative discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally.  This analysis resulted in a range of illustrative implied present values per Avon Common Share of U.S.$3.47 to U.S.$4.47 as of December 31, 2019 and U.S.$4.38 to U.S.$5.45 as of December 31, 2020.

Amending and restating the fourth full paragraph on page 150, under the heading “Illustrative Present Value of Future Share Price Analysis—Natura &Co Holding Pro Forma,” as follows (with new text in underline and omitted text in strikethrough):

Goldman Sachs first calculated the implied values per Natura &Co Holding Share (pro forma for the Transaction) as of December 31 for each of the calendar years 2019 and 2020, by applying a range of NTM EV/EBITDA multiples of 9.0x to 10.0x to NTM EBITDA estimates for Natura &Co Holding (pro forma for the Transaction) based on the forecasts for Natura &Co Holding pro forma for the Transaction, including the run-rate Synergies. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account historical average NTM EV/EBITDA multiples for Avon Common Shares and Natura Shares over the ten year period ending on May 21, 2019. To derive illustrative implied equity values for Natura &Co Holding (pro forma for the Transaction), Goldman Sachs then subtracted from the range of illustrative implied enterprise values it derived for Natura &Co Holding (pro forma for the Transaction) the amount of (i) pension deficit of ~~Avon,~~U.S.$32 million for Avon for each of December 31, 2019 and December 31, 2020, (ii) non-controlling interest of ~~Avon~~U.S.$7 million for Avon for each of December 31, 2019 and December 31, 2020 and (iii) pro forma adjusted net debt of ~~Avon and Natura Cosméticos~~U.S.$2,893 million and U.S.$2,464 million for December 31, 2019 and December 31, 2020, respectively, for Natura &Co Holding (pro forma for the Transaction) (which such amount included the net cash proceeds of U.S.$24 million expected by Avon’s management from the divestment of Avon’s stake in New Avon~~)~~ and the net cash proceeds of BRL 200 million from the capital reduction of Natura (Brasil) International B.V. Netherlands, a subsidiary of Natura Cosméticos (the “Subsidiary Capital Reduction”)), ~~in each case, for Natura &Co Holding (pro forma for the Transaction) as of December 31 for each of the calendar years 2019 and 2020,~~ based on data provided by Avon’s management or disclosed in the Natura Cosméticos public filings for the first quarter of 2019. Goldman Sachs then divided the range of illustrative implied equity values it derived by 574 million, the number of fully diluted Natura &Co Holding Shares (pro forma for the Transaction) estimated to be outstanding as of December 31 for each of the calendar years 2019 and 2020, based on data provided by Avon’s management, and added the dividends per Natura &Co Holding Share expected to be paid to holders of Natura &Co Holding Shares in each of the calendar years 2019 and 2020 based on the forecasts for Natura &Co Holding pro forma for the Transaction (assuming that the dividends per Natura &Co Holding Share equaled the projected dividends per Natura Cosméticos Share). Goldman Sachs then discounted the December 31, 2019 and December 31, 2020 implied values per Natura &Co Holding Share to present value as of May 21, 2019 using an illustrative discount rate of 8.8%, reflecting an estimate of cost of equity for Natura &Co Holding pro forma for the Transaction. Goldman Sachs derived such illustrative discount rate by using a weighted average of discount rates for each of Avon and Natura Cosméticos on a stand-alone basis based on the market capitalizations of Avon and Natura Cosméticos, in each case on a stand-alone basis as of May 21, 2019. Goldman Sachs derived illustrative discount rates for Avon and Natura Cosméticos, in each case, on a stand-alone basis, by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the financial markets generally (including financial metrics for the United States in the case of Avon and financial metrics for the United States and Brazil in the case of Natura Cosméticos). Goldman Sachs then multiplied the implied present values per Natura &Co Holding Share (pro forma for the Transaction) for each of the calendar years 2019 and 2020 by (i) a U.S. Dollar/Brazilian Real (“USD/BRL”) exchange rate of 0.247 as of May 21, 2019 and (ii) the Exchange Ratio. This analysis resulted in a range of illustrative implied present values per Avon Common Share of U.S.$4.47 to U.S.$5.13 as of December 31, 2019 and U.S.$4.94 to U.S.$5.61 as of December 31, 2020 to be received by holders of Avon Common Shares in the Transaction.

Amending and restating the second full paragraph on page 151, under the heading “Illustrative Discounted Cash Flow Analysis—Avon Stand-Alone,” as follows (with new text in underline):

Using discount rates ranging from 9.0% to 10.0% (with a mid-point of 9.5%), reflecting estimates of Avon’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2019 (i) estimates of unlevered free cash flow for Avon for the calendar years 2019 through 2023, which are shown in the table that presents unlevered free cash flows for Avon in the section of this proxy statement/prospectus entitled “—Certain Forecasts,” and (ii) a range of illustrative terminal values for Avon. The terminal value was calculated by applying a perpetuity growth rate ranging from 1.0% to 2.0% (with a mid-point of 1.5%) to a terminal year estimate of U.S.$300 million for Avon’s unlevered free cash flow, which estimate was based on the terminal year estimate set forth in the section of this proxy statement/prospectus entitled “—Certain Forecasts” and adjusted by Goldman Sachs to reflect normalized capital expenditures and depreciation. Goldman Sachs derived the range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the prospective Avon financial information and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then calculated a range of illustrative implied equity values for Avon by (a) adding together the present values described in the first sentence of this paragraph to calculate a range of illustrative enterprise values and (b) subtracting from each such enterprise value (i) the liquidation value of U.S.$507 million for the Avon Preferred Shares, (ii) pension deficit of U.S.$32 million for Avon, (iii) non-controlling interest of U.S.$7 million for Avon and (iv) net debt of U.S.$1,192 million for Avon (which amount included the net cash proceeds of U.S.$24 million expected by Avon’s management from the divestment of Avon’s stake in New Avon)~~;~~, in each case, such amounts were calculated as of March 31, 2019 based on data provided by Avon’s management. Goldman Sachs then calculated a range of illustrative implied equity values per Avon Common Share by dividing each such implied equity value by 458 million, the number of fully diluted outstanding Avon Common Shares, based on data provided by Avon’s management. The range of illustrative implied equity values per Avon Common Share calculated pursuant to the discounted cash flow analysis was U.S.$2.85 to U.S.$4.44.

Amending and restating the first full paragraph on page 152, under the heading “Illustrative Discounted Cash Flow Analysis—Natura &Co Holding Pro Forma,” as follows (with new text in underline and omitted text in strikethrough):

Using discount rates for Natura &Co Holding (pro forma for the Transaction) ranging from 8.5% to 9.5% (with a mid-point of 8.9% calculated from a weighted average of estimates for the mid-point weighted average cost of capital for Avon and Natura Cosméticos, in each case on a stand-alone basis as described below), Goldman Sachs discounted to present value as of March 31, 2019 (i) estimates of unlevered free cash flow for Natura &Co Holding (pro forma for the Transaction) for the calendar years 2019 through 2023, based on the forecasts for Natura &Co Holding pro forma for the Transaction prepared by Natura Cosméticos management and subsequently modified by Avon and approved for Goldman Sachs’ use by Avon’s management, and (ii) a range of terminal values for Natura &Co Holding (pro forma for the Transaction). The terminal value of Natura &Co Holding was calculated by applying a perpetuity growth rate ranging from 1.0% to 2.0% (with a mid-point of 1.66%, calculated from a weighted average of estimates for the mid-point perpetuity growth rate of Avon and Natura Cosméticos, in each case on a stand-alone basis as described below) to a terminal year estimate of U.S.$872 million for Natura &Co Holding’s unlevered free cash flow (pro forma for the Transaction), which estimate was based on the terminal year estimate set forth in the section of this proxy statement/prospectus entitled “—Certain Forecasts” and adjusted by Goldman Sachs to reflect normalized capital expenditures and depreciation. Goldman Sachs derived the range of discount rates for Natura &Co Holding (pro forma for the Transaction) by (i) calculating the discount rate for each of Avon and Natura Cosméticos as of May 21, 2019, in each case on a stand-alone basis and (ii) calculating a weighted average of such discount rates based on the stand-alone enterprise value for Avon and Natura Cosméticos, derived from a discounted cash flow methodology. Goldman Sachs derived the range of discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States and Brazilian financial markets generally. Goldman Sachs derived the range of perpetuity growth rates of Natura &Co Holding by (i) estimating the perpetuity growth rate for Avon and Natura Cosméticos, in each case on a stand-alone basis and (ii) calculating a weighted average of such perpetuity growth rates based on the stand-alone enterprise values of each of Avon and Natura Cosméticos, derived from a discounted cash flow methodology. The range of perpetuity growth rates for Avon and Natura Cosméticos, in each case on a stand-alone basis, was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the prospective Avon financial information and the prospective Avon-adjusted Natura Cosméticos financial information and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs then calculated a range of illustrative implied equity values for Natura &Co Holding (pro forma for the Transaction) by (a) adding together the ranges of present values described above to calculate a range of illustrative enterprise values and (b) subtracting from each such enterprise value the amount of (i) pension deficit of U.S.$32 million for Avon, (ii) non-controlling interest of U.S.$7 million for Avon and (iii) pro forma adjusted net debt of ~~Avon and Natura Cosméticos~~U.S.$3,010 million for Natura &Co Holding (pro forma for the Transaction) (which such amount included the net cash proceeds of U.S.$24 million expected by Avon’s management from the divestment of Avon’s stake in New Avon and the net cash proceeds of BRL 200 million from the Subsidiary Capital Reduction); in each case, such amounts were calculated as of March 31, 2019 (pro forma for the Transaction) based on data provided by Avon’s management or disclosed in Natura Cosméticos’s public filings for the first quarter of 2019. Goldman Sachs then calculated a range of illustrative implied equity values per Natura &Co Holding Share by dividing each such implied equity value by 574 million, the number of fully diluted outstanding shares of Natura &Co Holding (pro forma for the Transaction), based on data provided by Avon’s management. The range of illustrative implied equity values per Natura &Co Holding Share calculated pursuant to the discounted cash flow analysis was R$44.30 to R$63.00.

The disclosure in the section entitled “The Transaction” under the heading “Opinion of the Independent Non-Cerberus Directors’ Financial Advisor”, beginning on page 148 of the Proxy Statement, is hereby amended by:

Adding the following additional sentence to the end of the third full paragraph on page 158, under the heading “Selected Comparable Company Analysis”:

The selected comparable companies were Herbalife Nutrition Ltd., Nu Skin Enterprises, Inc., Tupperware Brands Corporation, USANA Health Sciences, Inc., and Oriflame Holding AG.

Amending and restating the first full paragraph on page 159, under the heading “Selected Comparable Company Analysis,” as follows (with new text in underline and omitted text in strikethrough):

PJT Partners, based on its professional judgment, selected the comparable companies because PJT Partners believed their businesses, operating and public trading profiles are reasonably similar to those of Avon and Natura Cosméticos. However, because of the inherent differences between the businesses, operations and prospects of Avon and Natura Cosméticos and those of the selected comparable companies, PJT Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, PJT Partners also made qualitative judgments concerning differences between the public trading histories, businesses, financial and operating characteristics and prospects of Avon and Natura Cosméticos and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Avon and Natura Cosméticos, as applicable, and the companies included in the selected company analysis. Based upon these judgments, PJT Partners selected a TEV to EBITDA multiple range of 6.25x to 7.25x for 2019E EBITDA and 5.75x to 6.75x for 2020E EBITDA for Avon, and applied such ranges to Avon’s 2019 Adjusted EBITDA and 2020 Adjusted EBITDA based on the Avon Projections to calculate a range of implied prices per share of Avon Common Shares ~~based on the~~using an estimated range of 457 to 458 million fully diluted shares derived from the number of ~~shares of~~ Avon Common Shares and equity awards exercisable into Avon Common Shares, as provided by Avon’s management, as of May 21, 2019. PJT Partners selected a TEV to EBITDA multiple range of 9.0x to 11.0x for 2019E EBITDA and 7.5x to 9.5x for 2020E EBITDA for Natura Cosméticos and applied such ranges to Natura Cosméticos’s 2019 Adjusted EBITDA and 2020 Adjusted EBITDA based on the Natura Cosméticos Projections to calculate a range of implied prices per share of Natura Cosméticos Shares ~~based on the~~using an estimate of 436 million fully diluted shares derived from the number of ~~shares of~~ Natura Cosméticos Shares and equity awards exercisable into Natura Cosméticos Shares, as provided by Avon’s management, as of May 21, 2019. The following summarizes the results of these calculations.

Amending and restating the first and second full paragraphs on page 160, under the heading “Discounted Cash Flow Analysis,” as follows (with new text in underline and omitted text in strikethrough):

To calculate the estimated enterprise value of Avon using the DCF method, PJT Partners added (a) Avon’s projected after-tax unlevered free cash flows for the period from March 31, 2019 through December 31, 2023 based on the Avon Projections to (b) ranges of “terminal values” of Avon as of December 31, 2023, and discounted such amount to its present value as of March 31, 2019 using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the Adjusted EBITDA from the Avon Projections, adding depreciation and amortization, and subtracting capital expenditures (net of disposal proceeds), unlevered tax, standalone Avon restructuring costs / other income and other operating cash outflows, and adjusted for changes in net working capital. “Adjusted EBITDA” is calculated as set forth in the section of this proxy statement/prospectus entitled “—Certain Forecasts.” The residual value of Avon at the end of the projection period, or “terminal value,” was estimated by applying a perpetuity growth rate range of 0.5% to 1.5% to Avon’s 2023 calendar year estimated (which we refer to as “2023E”) unlevered after-tax free cash flow of $295 million as set forth in the section of this proxy statement/prospectus entitled “—Certain Forecasts”. The unlevered after-tax free cash flows and terminal values were then discounted to present value as of March 31, 2019 using discount rates ranging from 9.5% to 10.5%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of Avon. The weighted average cost of capital is a blend of the cost of debt and the cost of equity, weighted in accordance with the target capital structure of an entity owning the business. The weighted average cost of capital represents the rate of return required by investors to compensate them for the business risks they bear by investing in the business. PJT Partners then calculated a range of implied equity values per share of Avon Common Shares by subtracting ~~estimated net debt as of March 31, 2019~~the estimated net debt of U.S.$1,174 million for Avon, the liquidation value of U.S.$507 million for the Avon Preferred Shares, the pension obligations of U.S.$39 million for Avon and the non-controlling interest of U.S.$7 million for Avon, with each of the foregoing amounts calculated as of March 31, 2019 and based on data provided by Avon’s management, from the estimated enterprise value derived using the DCF method and dividing such amount by ~~the~~approximately 458 million fully diluted shares derived from the number of ~~shares of~~ Avon Common Shares and equity awards exercisable into Avon Common Shares, as provided by Avon’s management, as of May 21, 2019. The range of implied prices per share of Avon Common Shares calculated pursuant to the DCF analysis was U.S.$2.50 to U.S.$4.00.

To calculate the estimated enterprise value of Natura Cosméticos using the DCF method, PJT Partners added (a) Natura Cosméticos’s projected after-tax unlevered free cash flows for the period from March 31, 2019 through December 31, 2023 based on the Natura Cosméticos Projections to (b) ranges of terminal values of Natura Cosméticos as of December 31, 2023, and discounted such amount to its present value as of March 31, 2019 using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the Adjusted EBITDA from the Natura Cosméticos Projections, and subtracting capital expenditures (net of disposal proceeds), unlevered tax, standalone restructuring costs / other income and other operating cash outflows, and adjusted for changes in net working capital. The terminal value was estimated by applying a perpetuity growth rate range of 3.0% to 4.0% to Natura Cosméticos’s 2023E unlevered after-tax free cash flow of $405 million as set forth in the section of this proxy statement/prospectus entitled “—Certain Forecasts”. The unlevered after-tax free cash flows and terminal values were then discounted to present value as of March 31, 2019 using discount rates ranging from 9.5% to 10.5%, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of Natura Cosméticos. PJT Partners then calculated a range of implied equity values per share of Natura Cosméticos Shares by subtracting estimated net debt of U.S.$1,306 million for Natura Cosméticos, which was calculated as of March 31, 2019 based on data provided by Avon’s management, from the estimated enterprise value derived using the DCF method and dividing such amount by ~~the~~approximately 436 million fully diluted shares derived from the number of ~~shares of~~ Natura Cosméticos Shares and equity awards exercisable into Natura Cosméticos Shares, as provided by Avon’s management, as of May 21, 2019. The range of implied prices per share of Natura Cosméticos Shares calculated pursuant to the DCF analysis was U.S.$8.25 to U.S.$12.00.

Amending and restating the second full paragraph on page 161, under the heading “Discounted Equity Value Analysis,” as follows (with new text in underline and omitted text in strikethrough):

PJT Partners calculated the discounted equity value per share of Avon Common Shares, on a standalone basis, based on Avon’s implied future share price as of 2019 year end and 2020 year end, which was calculated by using NTM TEV / EBITDA multiples of 6.25x and 7.25x, multiplied by Avon’s 2020 and 2021 Adjusted EBITDA projections, subtracted ~~Avon’s~~ estimated net debt of U.S.$961 million and U.S.$889 million as of December 31, 2019 and December 31, 2020, respectively, for Avon, the liquidation value of U.S.$526 million and U.S.$553 million as of December 31, 2019 and December 31, 2020, respectively, for the Avon Preferred Shares, the pension obligations of U.S.$39 million for Avon as of each of December 31, 2019 and December 31, 2020, and the non-controlling interest of U.S.$9 million and U.S.$8 million as of December 31, 2019 and December 31, 2020, respectively, for Avon, with each of the foregoing amounts based on data provided by Avon’s management, to calculate the implied total equity value as of such date in the Avon Projections, and then divided by the implied fully diluted number of shares of Avon Common Shares ~~based on the fully diluted number of~~, estimated to be a range of 458 million to 461 million (or, assuming the conversion of Avon Preferred Shares to Avon Common Shares, after giving effect to such conversion, approximately 548 million) fully diluted shares, derived from the number of Avon Common Shares and equity awards exercisable into Avon Common Shares, as provided by Avon’s management, as of May 21, 2019. PJT Partners discounted each such future share price to its present value using a selected cost of equity discount rate of 15.0%, which was selected based on PJT Partners’ analysis of the cost of equity of Avon. The following summarizes the results of these calculations:

Amending and restating the third full paragraph on page 161, under the heading “Discounted Equity Value Analysis,” as follows (with new text in underline and omitted text in strikethrough):

PJT Partners calculated the discounted equity value per share of Natura Cosméticos Shares on a standalone basis, based on Natura Cosméticos’s implied future share price as of 2019 year end and 2020 year end, which was calculated using the NTM TEV / EBITDA multiples of 9.0x and 11.0x, multiplied by Natura Cosméticos’s 2020 and 2021 Adjusted EBITDA projections, subtracted Natura Cosméticos’s estimated net debt, which was calculated to be U.S.$1,338 million and U.S.$1,112 million as of December 31, 2019 and December 31, 2020, respectively, based on data provided by Avon’s management, to calculate the implied total equity value as of such date in the Natura Cosméticos Projections, and then divided by the implied fully diluted number of shares ~~of Natura Cosméticos Shares based on the~~estimated to be 436 million fully diluted ~~number of~~ shares of Natura Cosméticos Shares, derived from the number of Natura Cosméticos Shares and equity awards exercisable into Natura Cosméticos Shares, as provided by Avon’s management, as of May 21, 2019. PJT Partners discounted each such future share price to its present value using a selected cost of equity discount rate of 12.0%, which was selected based on PJT Partners’ analysis of the cost of equity of Natura Cosméticos. The following summarizes the results of these calculations:

Amending and restating the first bullet in the fifth full paragraph on page 161, under the heading “Other Information,” as follows (with new text in underline):

●
PJT Partners performed a “Has / Gets” analysis in order to compare the standalone DCF-based per share value of Avon to the DCF-based per share value of the combined company, giving effect to the completion of the Transaction, including the Synergy Estimates, from the perspective of the holders of Avon Common Shares. For purposes of the “Has / Gets” analysis, PJT Partners calculated the DCF-based standalone value of Avon based on PJT Partners’ 4.75 year DCF analysis for Avon assuming a discount rate of 10.0% and a 1.0% perpetuity growth rate, which were the midpoints of such figures, and calculated the DCF-based standalone value of Natura Cosméticos based on PJT Partners’ 4.75 year DCF analysis for Natura Cosméticos assuming a discount rate of 10.0% and a 3.5% perpetuity growth rate, which were the midpoints of such figures. PJT Partners calculated the DCF-based pro forma implied equity value per share of the combined company by dividing (1) 24.0% (Avon common shareholders’ approximate pro forma ownership of the combined company based on the Exchange Ratio) multiplied by an amount equal to the sum of (a) Avon’s standalone DCF implied equity value, (b) Natura Cosméticos’s standalone DCF implied equity value, and (c) the net present value of the Synergy Estimates of approximately U.S.$1.2 billion (net of estimated transaction costs and assuming a 10.0% discount rate and a 1.0% perpetuity growth rate) by (2) the fully diluted number of shares of Avon Common Shares, estimated to be approximately 458 million shares derived from the number of Avon Common Shares and equity awards exercisable into Avon Common Shares, as provided by Avon’s management, as of May 21, 2019. The result of PJT Partners’ analysis for the DCF-based standalone value of Avon was an implied price of U.S.$3.14 per share of Avon Common Shares. The result of PJT Partners’ analysis for the DCF-based value of the combined company, giving effect to the completion of the Transaction and the Synergy Estimates, was an equivalent per share value of U.S.$3.62 per share of Avon Common Shares, representing an increase in DCF-based value of approximately 15% in respect of a share of Avon Common Shares;

Amending and restating the last sentence of the second full paragraph on page 163, under the heading “General,” as follows (with new text in underline):

During the past two years preceding the date of its written opinion, PJT Partners did not advise or receive any compensation from Avon or Natura Cosméticos.

The disclosure in the section entitled “The Transaction” under the heading “Certain Forecasts”, beginning on page 163 of the Proxy Statement, is hereby amended by:

Adding the following heading before the fifth full paragraph on page 165, under the heading “Certain Forecasts,” amending and restating the table and footnotes to such table included at the end of such paragraph as follows (with new text in underline):

Prospective Avon Financial Information

The following table presents the prospective Avon financial information referred to above, including the prospective Avon financial information for the calendar years 2019 through 2021 that was prepared by the management of Avon and the prospective Avon financial information extrapolated for the calendar years 2022 through 2023:

Fiscal Year Ending December 31,
(U.S.$ in millions; currency on a floating basis)	2019	E	2020	E	2021	E	2022	E	2023	E
Revenue	U.S.$5,055		U.S.$4,810		U.S.$4,706		U.S.$4,706		U.S.$4,753
Net Income(1)	U.S.$ (32)		U.S.$ 174		U.S.$ 226		U.S.$ 244		U.S.$ 264
Adjusted Operating Profit(1)(2)	U.S.$ 303		U.S.$ 361		U.S.$ 423		U.S.$ 431		U.S.$ 459
Adjusted EBITDA(1)(3)~~(2)~~	U.S.$ 405		U.S.$ 472		U.S.$ 546		U.S.$ 565		U.S.$ 594
Adjusted EBITDA Less CAPEX(1)(4)~~(3)~~	U.S.$ 264		U.S.$ 307		U.S.$ 413		U.S.$ 424		U.S.$ 452

(1)	Net income, Adjusted Operating Profit, Adjusted EBITDA and Adjusted EBITDA Less CAPEX include stock-based compensation expense.

~~(1)~~(2)
Adjusted Operating Profit is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.  For purposes of the prospective Avon financial information, Adjusted Operating Profit is defined as operating income, adjusted to exclude the impact of the Brazil tax releases for taxes on industrialized products known as the Imposto sobre Produtos or “IPI tax,” and costs to implement restructuring, transaction fees, loss contingency and legal settlements.

~~(2)~~(3)
Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.  For purposes of the prospective Avon financial information, Adjusted EBITDA is defined as Adjusted Operating Profit plus depreciation and amortization.

~~(3)~~(4)	For purposes of the prospective Avon financial information, Adjusted EBITDA less CAPEX is defined as Adjusted EBITDA minus capital expenditures.

Amending and restating the first full paragraph on page 166, under the heading “Certain Forecasts,” as follows (with new text in underline and omitted text in strikethrough):

The following table presents projected unlevered free cash flows for Avon (defined as Adjusted EBITDA less capital expenditures (net of disposal proceeds)~~, unlevered tax~~ (projected to be the following: 2019E: U.S.$75 million; 2020E: U.S.$115 million; 2021E: U.S.$133 million; 2022E: U.S.$141 million; and 2023E: U.S.$143 million), unlevered tax (as further described in the footnote to the following table), standalone Avon restructuring costs / other income (projected to be the following: 2019E: U.S.$115 million; 2020E: U.S.$18 million; 2021E: U.S.$18 million; 2022E: U.S.$0 million; and 2023E: U.S.$0 million) and other operating cash outflows (projected to be the following: 2019E: U.S.$35 million; 2020E: U.S.$9 million; 2021E: U.S.$19 million; 2022E: U.S.$21 million; and 2023E: U.S.$21 million), and adjusted for ~~changes~~increases in net working capital (projected to be the following: 2019E: U.S.$(137) million; 2020E: U.S.$36 million; 2021E: U.S.$13 million; 2022E: U.S.$0 million; and 2023E: U.S.$8 million)) as arithmetically derived by Goldman Sachs and PJT Partners respectively based on the prospective Avon financial information referred to above.

Amending and restating footnote (1) to the table following the first full paragraph on page 166, under the heading “Certain Forecasts,” as follows (with new text in underline and omitted text in strikethrough):

(1)
Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. In arithmetically deriving unlevered free cash flow, Goldman Sachs calculated unlevered tax by multiplying the Adjusted Operating Profit (net of restructuring and other one-off costs) by the effective tax rate, resulting in estimated unlevered tax of U.S.$278 million and unlevered free cash flow ~~in 2019E~~ of U.S.$39 million in 2019E. In arithmetically deriving unlevered free cash flow, PJT Partners calculated unlevered tax by using the projected Avon management tax expense for March 31, 2019 through December 31, 2019, resulting in estimated unlevered tax of U.S.$72 million and unlevered free cash flow for March 31, 2019 through December 31, 2019 of U.S.$185 million. Goldman Sachs and PJT Partners’ calculations of unlevered tax (projected to be the following: 2020E: U.S.$101 million; 2021E: U.S.$113 million; 2022E: U.S.$120 million; and 2023E: U.S.$128 million) and unlevered free cash flow were the same for 2020E through 2023E.

Adding the following heading before the second full paragraph on page 166, under the heading “Certain Forecasts,” and amending and restating the table and footnotes to such table included at the end of such paragraph as follows (with new text in underline)

Prospective Natura Cosméticos Financial Information

The following table presents the prospective Avon-adjusted Natura Cosméticos financial information referred to above:

Fiscal Year Ending December 31,
(U.S.$ in millions; currency on a floating basis)	2019	E	2020	E	2021	E	2022	E	2023	E
Revenue	U.S.$3,559		U.S.$3,630		U.S.$3,729		U.S.$3,868		U.S.$3,954
Net Income(1)	U.S.$ 162		U.S.$ 233		U.S.$ 275		U.S.$ 326		U.S.$ 356
Operating Profit(1)	U.S.$ 398		U.S.$ 477		U.S.$ 527		U.S.$ 591		U.S.$ 625
Adjusted EBITDA(1)(2)	U.S.$ 546		U.S.$ 622		U.S.$ 672		U.S.$ 733		U.S.$ 766
Adjusted EBITDA Less CAPEX(1)(3)~~(2)~~	U.S.$ 394		U.S.$ 482		U.S.$ 538		U.S.$ 595		U.S.$ 628

(1)	Net income, Operating Profit, Adjusted EBITDA and Adjusted EBITDA Less CAPEX include stock-based compensation expense.

~~(1)~~(2)
Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.  For purposes of the prospective Avon-adjusted Natura Cosméticos financial information, Adjusted EBITDA is defined as operating profit plus depreciation and amortization (projected to be the following: 2019E: U.S.$148 million; 2020E: U.S.$145 million; 2021E: U.S.$145 million; 2022E: U.S.$142 million; and 2023E: U.S.$141 million).

~~(2)~~(3)
For purposes of the prospective Avon-adjusted Natura Cosméticos financial information, Adjusted EBITDA less CAPEX is defined as Adjusted EBITDA minus capital expenditures (projected to be the following: 2019E: U.S.$152 million; 2020E: U.S.$140 million; 2021E: U.S.$134 million; 2022E: U.S.$138 million; and 2023E: U.S.$139 million).

Amending and restating the third full paragraph on page 166, under the heading “Certain Forecasts,” and the table and footnotes to such table included at the end of such paragraph as follows (with new text in underline and omitted text in strikethrough):

The following table presents projected unlevered free cash flows for Natura Cosméticos (defined as Adjusted EBITDA less capital expenditures (net of disposal proceeds)~~, unlevered tax~~ (projected to be the following: 2019E: U.S.$152 million; 2020E: U.S.$140 million; 2021E: U.S.$134 million; 2022E: U.S.$138 million; and 2023E: U.S.$139 million), unlevered tax (as further described in the footnote to the following table), standalone restructuring costs / other income (projected to be the following: 2019E: U.S.$0 million; 2020E: U.S.$0 million; 2021E: U.S.$0 million; 2022E: U.S.$0 million; and 2023E U.S.$0 million) and other operating cash outflows (projected to be the following: 2019E: U.S.$0 million; 2020E: U.S.$0 million; 2021E: U.S.$0 million; 2022E: U.S.$0 million; and 2023E U.S.$0 million), and adjusted for ~~changes~~increases in net working capital (projected to be the following: 2019E: U.S.$30 million; 2020E: U.S.$16 million; 2021E: U.S.$13 million; 2022E: U.S.$16 million; and 2023E: U.S.$30 million)) as arithmetically derived by Goldman Sachs and PJT Partners respectively based on the prospective Avon-adjusted Natura Cosméticos financial information above.

Fiscal Year Ending December 31,

	Fiscal Year Ending December 31,
(U.S.$ in millions; currency on a floating basis)	2019	E	2020	E	2021	E	2022	E	2023	E
Unlevered Free Cash Flow	~~U.S.$~~(1)		U.S.$314		U.S.$360		U.S.$395		U.S.$405

(1)
Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. In arithmetically deriving unlevered free cash flow, Goldman Sachs calculated unlevered tax by multiplying the operating profit (net of restructuring and other one-off costs) by the effective tax rate, resulting in estimated unlevered tax of U.S.$125 million and unlevered free cash flow ~~in 2019E~~ of U.S.$238 million in 2019E. In arithmetically deriving unlevered free cash flow, PJT Partners calculated unlevered tax by using the estimated tax rate in the prospective Avon-adjusted Natura Cosméticos financial information, resulting in estimated unlevered tax of U.S.$110 million and estimated unlevered free cash flow of U.S.$166 million for March 31, 2019 through December 31, ~~2019 of U.S.$166 million.~~2019. Goldman Sachs and PJT Partners’ calculations of unlevered tax (projected to be the following: 2020E: U.S.$151 million; 2021E: U.S.$165 million; 2022E: U.S.$184 million; and 2023E: U.S.$193 million) and unlevered free cash flow were the same for 2020E through 2023E.

Adding the following heading, paragraphs and tables after the third full paragraph on page 166, under the heading “Certain Forecasts”:

Prospective Pro Forma Financial Information for Natura &Co Holding

The prospective unaudited pro forma Revenue, Adjusted Operating Profit, Adjusted EBITDA and Adjusted EBITDA Less CAPEX for Natura &Co Holding after the completion of the Transaction was arithmetically derived by (i) combining the prospective Avon financial information set forth under “—Certain Forecasts—Prospective Avon Financial Information” above and the prospective Avon-adjusted Natura Cosméticos financial information set forth under “—Certain Forecasts—Prospective Natura Cosméticos Financial Information” above (in the case of Adjusted Operating Profit, combining projected Adjusted Operating Profit of Avon and Operating Profit of Natura Cosméticos) and (ii) adding the net synergies, cost reductions estimates and projected one-time costs of achieving such net synergies and cost reductions referred to below under “—Certain Synergy and Cost Reduction Estimates”.

The following table presents projected net income for Natura &Co Holding after the completion of the Transaction.

	Fiscal Year Ending December 31,
(U.S.$ in millions; currency on a floating basis)	2019	E	2020	E	2021	E	2022	E	2023	E
Net Income	U.S.$ 112		U.S.$ 426		U.S.$ 581		U.S.$ 676		U.S.$ 726

The following table presents projected unlevered free cash flows for Natura &Co Holding after the completion of the Transaction (defined as Adjusted EBITDA for Natura &Co Holding (as arithmetically derived as described in the preceding paragraph) less capital expenditures (net of disposal proceeds), unlevered tax, restructuring costs / other income, other operating cash outflows and implementation costs, and adjusted for increases in net working capital, as arithmetically derived by Goldman Sachs by (i) combining line items apart from unlevered tax as set forth in the prospective Avon financial information under “—Certain Forecasts—Prospective Avon Financial Information” above and as set forth in the prospective Avon-adjusted Natura Cosméticos financial information under “—Certain Forecasts—Prospective Natura Cosméticos Financial Information” above and (ii) subtracting unlevered tax (which was calculated by multiplying the projected Adjusted Operating Profit of Natura &Co Holding after the completion of the Transaction (net of restructuring and other one-off costs) by the blended effective tax rate for Natura &Co Holding after completion of the Transaction, resulting in the following projected unlevered tax: 2019E: U.S.$334 million; 2020E: U.S.$274 million; 2021E: U.S.$324 million; 2022E: U.S.$361 million; and 2023E: U.S.$378 million)).  Projected unlevered free cash flows for Natura &Co Holding after the completion of the Transaction were not considered as part of PJT Partners’ financial analyses in connection with rendering its opinion.

Fiscal Year Ending December 31,

	Fiscal Year Ending December 31,
(U.S.$ in millions; currency on a floating basis)	2019	E	2020	E	2021	E	2022	E	2023	E
Unlevered Free Cash Flow(1)	U.S.$347		U.S.$512		U.S.$678		U.S.$773		U.S.$837

(1)
Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

The disclosure in the section entitled “Management and Compensation of Avon” under the heading “New Director and Management Arrangements”, beginning on page 345 of the Proxy Statement, is hereby amended by amending and restating the second full paragraph under such heading as follows (with new text in underline):

Upon the closing of the transactions contemplated by the Merger Agreement, Natura &Co Holding’s board of directors will consist of 13 members and be composed as follows: (i) three directors mutually agreed by Avon and Natura Cosméticos at closing, which directors shall be individuals who were members of Avon’s board of directors as of May 22, 2019 (the date the Merger Agreement was entered into), and (ii) ten directors designated by Natura Cosméticos. As of November 5, 2019, the three members of Avon’s board of directors as of May 22, 2019 that will sit on Natura &Co Holding’s board of directors have not been selected and the compensation for their service on Natura &Co Holding’s board of directors has not been determined.

The disclosure in the section entitled “The Transaction” under the heading “Certain Information on the Ownership and Management of Natura Cosméticos and Avon Following the Transaction”, beginning on page 171 of the Proxy Statement, is hereby amended by amending and restating the first full paragraph under the heading “Management of Natura Cosméticos, Avon and Natura &Co Holding Following the Transaction,” as follows (with new text in underline and omitted text in strikethrough):

Pursuant to the Merger Agreement, Avon may grant cash retention bonuses to the employees of Avon and its subsidiaries ~~including, subject to Natura Cosméticos’s consent, Avon’s executive officers~~. However, Avon is restricted from granting any cash retention bonuses to  participants in Avon’s change in control policy, including Mr. Zijderveld, without Natura Cosméticos’ consent. As of the date of this proxy statement/prospectus, no determinations have been made as to whether any executive officer will receive any such award. As of November 5, 2019, Avon has not proposed, and Natura Cosméticos has not consented to, any cash retention bonuses for participants in Avon’s change in control policy, including Mr. Zijderveld.

Cautionary Statements for Purposes of the “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements in this communication that are not historical facts or information may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, these forward looking statements may include statements regarding the proposed combination of the Company (“we” or “us”) and HoldCo (together with Parent, “Natura &Co”); our beliefs relating to value creation as a result of a potential combination with Natura &Co; the expected timetable for completing the transaction; benefits and synergies of the transaction; future opportunities for the combined company; and any other statements regarding the Company’s and Natura &Co’s future beliefs, expectations, plans, intentions, financial condition or performance. In some cases, words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation,” “could,” “will,” “would” and similar expressions, or the negative of those expressions, may identify forward looking statements. They include, among other things, statements regarding our anticipated or expected results, future financial performance, various strategies and initiatives (including our transformation plan, Open Up Avon, stabilization strategies, cost savings initiatives, restructuring and other initiatives and related actions), costs and cost savings, competitive advantages, impairments, the impact of foreign currency, including devaluations, and other laws and regulations, government investigations, results of litigation, contingencies, taxes and tax rates, potential alliances or divestitures, liquidity, cash flow, uses of cash and financing, hedging and risk management strategies, pension, postretirement and incentive compensation plans, supply chain and the legal status of the representatives. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding our current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to improve our financial and operational performance and execute fully our global business strategy, the effect of economic factors, our ability to improve working capital, our ability to reverse declines in active representatives, general economic and business conditions in our markets, our ability to attract and retain key personnel, competitive uncertainties in our markets, any changes to our credit ratings and the impact of such changes on our financing costs, rates, terms, debt service obligations, access to lending sources and working capital needs, the risk of an adverse outcome in any material pending and future litigation and those disclosed as risks in other reports filed by us with the Securities and Exchange Commission (“SEC”), including those described in Item 1A of our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and those discussed in the Proxy Statement and any amendments thereto. Other risks and uncertainties include the timing and likelihood of completion of the proposed combination of the Company and Natura &Co, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transactions that could reduce anticipated benefits or cause the parties to abandon the transactions; the possibility that the Company’s shareholders may not approve the proposed transactions; the possibility that Natura &Co’s shareholders may not approve the proposed transactions; the possibility that the expected synergies and value creation from the proposed transactions will not be realized or will not be realized within the expected time period; the risk that the businesses of the Company and Natura &Co will not be integrated successfully; disruption from the proposed transactions making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed transactions do not close, including due to the failure to satisfy the closing conditions; the possibility that the intended accounting and tax treatments of the proposed transactions are not achieved; the effect of the announcement, pendency or consummation of the proposed transactions on customers, employees, representatives, suppliers and partners and operating results; as well as more specific risks and uncertainties. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made.  Except as required by law, we disclaim any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Participants in the Solicitation

Natura &Co, the Company, their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about Natura &Co’s directors and executive officers are set forth in the Proxy Statement and any amendments thereto, and information about the Company directors and executive officers is set forth in its definitive proxy statement filed with the SEC on April 2, 2019, which also may be obtained free of charge from the investor relations page of the Company’s website www.Avonworldwide.com.  To the extent holdings of Company securities have changed since the amounts contained in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the Proxy Statement and any amendments thereto and may be included in other relevant materials Natura &Co and the Company file with the SEC.

Additional Information and Where to Find It

The proposed transaction involving Natura &Co and the Company will be submitted to the Company’s shareholders and Natura &Co’s shareholders for their consideration.  In connection with the proposed transaction, HoldCo has filed with the SEC on September 24, 2019 a registration statement on Form F-4 (Reg. No. 333-233910) that includes a proxy statement for the Company’s shareholders.  The registration statement was declared effective by the SEC on September 27, 2019.  The Proxy Statement was filed on October 4, 2019 and the Company mailed the Proxy Statement to its shareholders on or about October 8, 2019.  The Company and Natura &Co may file other documents regarding the proposed transaction with the SEC.  This communication is not intended to be, and is not, a substitute for such filings or for any other document that Natura &Co or the Company may file with the SEC in connection with the proposed transaction.  SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM F-4 AND THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.  The registration statement, the definitive proxy statement and any amendments thereto and other relevant materials and any other documents filed or furnished by Natura &Co or the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the registration statement, the definitive proxy statement and any amendments thereto from Natura &Co by going to www.NaturaeCo.com and from the Company by going to its investor relations page on its corporate web site at www.Avonworldwide.com.

No Offer or Solicitation

This communication is neither an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

	By:	/s/ Ginny Edwards
Name: Ginny Edwards
Title: Vice President, Interim General Counsel and Corporate Secretary
Date: November 6, 2019